Exhibit 3(i).1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

NEURALSTEM

(Incorporated under the laws of the State of Delaware on February 28, 2001)

Neuralstem, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:   The name of the corporation is; Neuralstem, Inc.  ("Corporation"').

SECOND:       The Certificate of Incorporation of the Corporation, as amended, is hereby amended by striking out Article IV, Paragraph A thereof and by substituting in lieu of said Article IV Paragraph A the following new Article IV Paragraph A:

A.

The total number of shares of capital stock  which the Corporation shall have authority to issue is Eighty-Two million (82,000,000) shares consisting of Seventy-Five Million (75,000,000) shares of Common Stock, par value one cent ($.01) per share and Seven Million (7,000,000) shares of Preferred Stock, par value One cent ($.01) per share."

THIRD:    This amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote. by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

  FOURTH:      This amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this corporation has caused this Certificate of Amendment to be signed by I. Richard Garr, its Chief Executive officer, the 27 day of June 2005.

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATIONS OF

SERIES C PREFERRED STOCK

OF

NEURALSTEM, INC.

NEURALSTEM. INC., a corporation organized and existing under the General Corporation  Law of the State of Delaware (the” DGCL”),  DOES HEREBY CERTIFY THAT:

FIRST:

The name of the corporation is NEURALSTEM, INC. (the "Corporation")

SECOND: This Certificate of Amendment (this "Certificate of Amendment”) to Certificate of Designations”  of Series C Preferred Stock of the Corporation (the “Certificate of Designations”) has been duly approved  by the Board of Directors of the Corporation, acting in accordance with the provisions  of Sections 141 and 242 of the DGCL.

THIRD:

The holders of a majority of the Corporation's Series C Convertible Preferred Stock, par value $0.01 per share waived notice of the time, place and purpose of special meeting of the stockholders and duly approved this Certificate of Amendment by written consent in accordance with Sections 228 and 242 of The DGCL.

FOURTH: The Certificate of Designations of the Corporation is hereby amended by striking out the second paragraph thereof and by substituting in lieu of said second paragraph  the following new paragraph:

"RESOLVED,  that of the 7,000,000 shares of Preferred Stock authorized to be issued by the Company, 4,600,000 of such shares are hereby designated as Series C Preferred Stock, per value one cent ($0.01) per share (such series being hereinafter called the "Series C Preferred”), and the designation,  preferences. qualifications, privileges,  limitations, options, conversion rights and other special rights, in addition to those set forth in the Company's Certificate of Incorporation, as amended, of the Series C Preferred are hereby fixed as follows:"

FIFTH: The Certificate of Designations of the Corporation is hereby amended by adding the following section as a new Section 4(i)(iv)(7) immediately following Section 4(i)(iv)(6) of the Certificate of Designations:

"(7) shares of Common Stock and/or options, warrants or  other Common Stock purchase rights (and the Common Stock issued pursuant to such options, warrants or other rights) issued pursuant to agreements approved by holders of at least a majority of the outstanding shares of the Series C  Preferred

IN WITNESS WHEREOF.  Neuralstem, Inc. has caused this Certificate. of Amendment to be executed by 1. Richard Garr, its President and Chief Executive officer. this 27  day or June, 2005.

NEURALSTEM, INC.

The Undersigned  President  of Neuralstem, Inc, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows;

I.

The name of the Corporation is Neuralstem, Inc.

II.

The date the Corporation filed its original  Certificate  of Incorporation with the Secretary of State of the State of Delaware was February 28, 2001.

III.      This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”). The  written consent of the stockholders of the Corporation was obtained pursuant to Section 228 of the DGCL.

IV. Effective as of the date and time this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, every ten (10) shares of the  Company’s Common Stock outstanding shall be combined into three (3) shares of Common  Stock described herein (the "Reverse Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Split.  All shares of Common Stock s0 combined that are held by stockholder shall be aggregated subsequent to the foregoing Reverse Split.  In lieu of any interest in a fractional share of Common Stock resulting from such aggregation, the Company shalt pay a cash amount to such stockholder equal to the fair value of such fractional share (as determined in good faith by the Board of Directors), rounded up to the  nearest whole $0.01.

V.

The text of the Certificate of Incorporation is hereby amended and restated in entirety to read as follows:

The name of this corporation is Neuralstem, Inc.

I.

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, DE. 19801, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

The. purpose of Ibis corporation is to engage in any lawful act or activity for which a corporation may be organized under fiber Delaware General Corporation Law ("DGCL”).

iv

A.

The total  number of shares of capital stock which  the Corporation shall have authority to issue is eighty two million (82,000,000) shares consisting  of Seventy five Million (75,000,000) shares of Common Stock, par value one cent ($.01) per share and Seven Million (7.000,000) shares of Preferred Stock, par value one cent ($0.01) per share.

B.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).

C.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated, in this Certificate of Incorporation, to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued  series of Preferred Stock. and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of such   series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such a decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A.

The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B.

C.

The board of Directors is expressly empowered to adopt, amend  or repeal the Bylaws of the corporation, The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate or Incorporation, the affirmative vote of the holders of at least a majority of the voting power or all of the then-outstanding shares of the capital stock of  the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

vi

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL Is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, In the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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3.

The undersigned further affirms, under  penalties of perjury, that this instrument is his act and deed or the act and deed of the Corporation and that the facts set forth in this Amended and Restated Certificate of incorporation are true and correct.